UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 27, 2009

 ___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125		19803
Emeryville, CA 94608-1090		(Zip code)
(Address of principal
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Former Address
103 Foulk Rd., Suite 205Q
Wilmington, DE 19803

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Loan and Security Agreement

On October 23, 2009, Lyris, Inc. (the “Company”) and its wholly owned subsidiaries, Lyris Technologies, Inc and Commodore Resources (Nevada), Inc. (each a “Borrower” and collectively, the “Borrowers”) entered into a Fourth Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement with Comerica Bank (the “Bank”). The Amendment revises the terms of the Amended and Restated Loan and Security Agreement entered into on March 6, 2008, by and among the Bank and the Borrowers (the “Agreement”), as amended by (1) the First Amendment to the Agreement, dated July 30, 2008 (the “First Amendment”), (2) the Waiver Letter, dated September 12, 2008 (the “Waiver Letter”), (3) the Second Amendment to the Agreement, dated December 31, 2008, and (4) the Third Amendment to the Agreement, dated June 19, 2009 (the “Third Amendment”), each by and among the Bank and the Borrowers ( collectively, the Agreement, the First Amendment, the Waiver Letter, the Second Amendment and the Third Amendment, the “Amended and Restated Agreement”).

Under the Amended and Restated Agreement, as amended by the Amendment, the Bank’s commitment is $8,175,000. The revolving line of credit (the “Revolving Line”) has been increased by $750,000 to a maximum amount of $3,925,000, and the term loan (the “Term Loan”) has been reduced by $2,000,000 to $4,250,000. Both the Revolving Line and the Term Loan mature on April 30, 2011.

The maximum amount available under the Revolving Line is reduced by $91,667 on the last day of each month through the maturity date. In addition, the amount available under the Revolving Line is limited by a borrowing base, which is 80% of the amount of the aggregate of the Borrowers’ accounts receivable, less certain exclusions.

Under the Amended and Restated Agreement, as amended by the Amendment, the Term Loan is reduced on the last day of each month by approximately $116,668 through December 2009, and by $137,500 on the last day of each month thereafter.

Under the Amended and Restated Agreement, as amended by the Amendment, the Company is required to maintain the following financial ratios:

  Debt Service Coverage. Measured on a monthly basis, a ratio of EBITDA, which is the earnings of the Borrowers before interest, taxes, depreciation, amortization and non-cash stock compensation (measured by annualizing the trailing six months), minus cash, taxes and non-financed capital expenditures to (B) the sum of cash interest expense (measured by annualizing the trailing six months) plus the current portion of Term Loan indebtedness owed to Bank of at least 1.25 to 1.00.

  Minimum EBITDA. Measured monthly on a rolling three-month basis, EBITDA of not less than $500,000 and measured monthly on a rolling six-month basis, EBITDA of not less than $1,600,000 through maturity.

  Total Leverage Ratio. Measured on a monthly basis, a ratio of all Indebtedness to EBITDA (measured on an annualized trailing six month basis) of not greater than: (i) 2.25 to 1.00 for each monthly measuring period through the measuring period ending May 31, 2010, (ii) 2.00 to 1.00 for each subsequent monthly measuring period through the monthly measuring period ending November 30, 2010; and (iii) 1.50 to 1.00 for each monthly measuring period thereafter.

In addition, the Amendment contains a waiver to the Borrowers’ violation of the financial covenant contained in Section 6.7(b)(ii) of the Amended and Restated Agreement for the September 30, 2009 measuring period. Under this financial covenant for that period, the required minimum EBITDA was $1,250,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Amended and Restated Loan and Security Agreement, dated October 23, 2009, by and among Comerica Bank, Lyris, Inc., Lyris Technologies, Inc., and Commodore Resources (Nevada), Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: October 27, 2009